Exhibit 16.1
Edward Richardson, Jr., C.P.A.

CERTIFIED PUBLIC ACCOUNTANT
15565 Northland Drive. Suite 508 West
Southfield, Michigan 48075

MEMBER: MICHIGAN ASSOCIATION OF CPAs AMERICAN INSTITUTE OF CPAs	248/559-4514 (Fax) 248/559-0015

April 4, 2014

United States
Securities and Exchange Commission
Washington, D.C. 20549

To Interested Parties:

Regarding the audit year of December 31, 2013, there were no disagreements or reportable events.  Further, I have no disagreements with the disclosures being made.

/s/ Edward Richardson Jr., CPA
Edward Richardson Jr., CPA